Exhibit 99.1

Allarity Therapeutics Announces Strategic Capital Allocation for Filing of SPAC Registration Statement

TARPON SPRINGS, Fla., September 11, 2026 – Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a Phase 2 clinical-stage pharmaceutical company dedicated to developing stenoparib—a differentiated dual PARP/Wnt pathway inhibitor using its proprietary DRP® technology, announced that Allarity Acquisition Corp., a newly formed special purpose acquisition company (SPAC), has publicly filed a Registration Statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) relating to a proposed initial public offering of its units.

The proposed initial public offering is expected to have a base offering size of $100 million, or $115 million if the underwriters exercise their over-allotment option in full. Under the terms of the proposed offering, ALLR Sponsor LLC, a wholly-owned subsidiary of Allarity, is the sponsor of Allarity Acquisition Corp. ALLR Sponsor LLC is expected to own approximately 25.0% of Allarity Acquisition Corp.’s issued and outstanding ordinary shares following completion of the offering, subject to the terms described in the Registration Statement.

Allarity Acquisition Corp. may pursue an initial business combination in any industry, sector or geographic region. Jesper Hoiland, a current board member of Allarity and a former EVP and President of Novo Nordisk, will serve as Chairman of the board of directors of Allarity Acquisition Corp.

Allarity Acquisition Corp. has applied to list its units on Nasdaq under the symbol “ALLNU.” Allarity Acquisition Corp. was formed for the purpose of completing an asset or other acquisition, a merger, share exchange, share purchase, or similar business combination with one or more businesses. Following separation from ALLR, the Class A ordinary shares and warrants are expected to trade under the symbols “ALLN” and “ALLNW,” respectively.

The offering does not change Allarity’s previously disclosed expectation that it has sufficient working capital to fund its operations into the summer of 2028.

Maxim Group LLC is acting as sole book-running manager for Allarity Acquisition Corp.’s initial public offering.

The offering will be made only by means of a prospectus. When available, copies of the preliminary prospectus related to the proposed initial public offering by Allarity Acquisition Corp. may be obtained for free by visiting the SEC’s website at www.sec.gov or from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

The Registration Statement, including a prospectus, which is preliminary and subject to completion, relating to the securities of Allarity Acquisition Corp. has been filed with the SEC but has not yet become effective. The securities may not be sold nor may offers to buy may be accepted, prior to the time Registration Statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company focused on developing personalized cancer treatments. The Company is developing stenoparib, a novel PARP/tankyrase inhibitor for patients with advanced ovarian cancer, and is using its proprietary DRP® technology to develop a companion diagnostic designed to identify patients expected to derive the greatest clinical benefit from stenoparib. Allarity’s principal operations are located in Denmark, and its U.S. business address is in Florida. For more information, visit www.allarity.com.

About Stenoparib/2X-121

Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and tankyrase 1/2. Tankyrases have emerged as potential therapeutic targets in cancer due in part to their role in regulating the WNT signaling pathway. Aberrant WNT/β-catenin signaling has been implicated in the development and progression of numerous cancers, including drug-resistant cancers. Through its inhibition of PARP and the WNT signaling pathway, stenoparib has the potential to provide therapeutic benefit across multiple cancer types, including ovarian cancer, small cell lung cancer and colorectal cancer.

Allarity has secured exclusive global rights to develop and commercialize stenoparib, which was originally developed by Eisai Co. Ltd. and was formerly known as E7449 and 2X-121.

Allarity has completed its first Phase 2 trial evaluating stenoparib in patients with advanced ovarian cancer. The trial demonstrated promising and durable clinical benefit in patients with ovarian cancer who received two or more prior lines of therapy and were treated with stenoparib twice daily. Updated data from the trial were presented at the AACR Special Conference on Advances in Ovarian Cancer in September 2025. These analyses remain subject to change as the study data mature.

Based on the emerging clinical experience with stenoparib, Allarity developed a new protocol focused on patients with platinum-resistant ovarian cancer, which began enrolling patients in the summer of 2025. The amended protocol enrolls only platinum-resistant or platinum-ineligible patients and is designed to advance the clinical development of stenoparib toward potential FDA approval.

In parallel, a separate Phase 2 trial evaluating stenoparib in combination with temozolomide for patients with relapsed small cell lung cancer, or SCLC, began enrolling in early 2026 and is currently enrolling patients at multiple U.S. Department of Veterans Affairs sites.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® technology to identify patients who, based on the gene expression signature of their cancer, may be more likely to benefit from a particular drug. By screening patients before treatment, and selecting those with a sufficiently high, drug-specific DRP score, the DRP technology is designed to increase the likelihood of therapeutic benefit.

The DRP methodology is based on the comparisons of sensitive and resistant human cancer cell lines, and incorporates transcriptomic data, clinical tumor biology filters and prior clinical trial outcomes. The DRP uses messenger RNA expression profiles derived from patient biopsies to generate drug-specific predictive scores.

The DRP® platform has demonstrated the ability to provide statistically significant predictions of clinical outcome following drug treatment across dozens of retrospective and prospective clinical studies. The platform is designed for potential application across multiple cancer types, is patented for dozens of anti-cancer drugs and has been extensively described in peer-reviewed scientific literature.

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws. Forward-looking statements reflect current expectations or forecasts regarding future events. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed initial public offering by Allarity Acquisition Corp., including the anticipated size, structure, terms, timing and completion of the offering; the effectiveness of the registration statement; the proposed Nasdaq listing and anticipated commencement of trading; the expected ownership interest of ALLR Sponsor LLC following the offering; and Allarity Acquisition Corp.’s ability to identify and complete a suitable initial business combination. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility that the registration statement may not become effective, Nasdaq may not approve the proposed listing, or the proposed offering may be delayed, modified, reduced or abandoned; changes in the proposed size, structure or terms of the offering or the expected ownership interest of ALLR Sponsor LLC; the risk that Allarity’s at-risk investment may be lost or may exceed current expectations; the inability of Allarity Acquisition Corp. to identify or complete a suitable initial business combination within the required period; shareholder redemptions, dilution, conflicts of interest and other risks associated with SPAC structures; and the potential diversion of management time and resources; and the clinical, regulatory, manufacturing, financing and commercialization risks associated with stenoparib and the stenoparib-specific DRP® companion diagnostic. For a discussion of risks and uncertainties and other important factors that could cause actual results to differ materially from those contained in the forward-looking statements, see the risk factors and other disclosures in Allarity’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.These filings are available through the SEC’s website. All information in this press release is as of the date of the release, and the Company undertakes no obligation to update or revise this information, except as required by applicable law.

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Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen
Carrotize PR & Communications
+45 6062 9390
tsp@carrotize.com

Allarity Therapeutics, Inc. | 123 E Tarpon Ave | Tarpon Springs, Florida | U.S.A. | NASDAQ: ALLR | www.allarity.com